Exhibit 99.1

Jabil Posts Second Quarter Results

Raises Financial Outlook for Fiscal Year 2022

ST. PETERSBURG, Fla. – March 16, 2022 – Today, Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its second quarter of fiscal year 2022.

“The Jabil team delivered another strong quarter in Q2, highlighted by outstanding operational execution and skillful management of current supply chain dynamics,” said Chairman and CEO Mark Mondello. “These actions, coupled with strong demand in key end-markets, allowed us to deliver robust financial results year-on-year,” he added.

Second Quarter of Fiscal Year 2022 Highlights:

•	Net revenue: $7.6 billion

•	Diversified Manufacturing Services (DMS) year-on-year revenue growth: 4 percent

•	Electronics Manufacturing Services (EMS) year-on-year revenue growth: 19 percent

•	U.S. GAAP operating income: $313 million

•	U.S. GAAP diluted earnings per share: $1.51

•	Core operating income (Non-GAAP): $344 million

•	Core diluted earnings per share (Non-GAAP): $1.68

Third Quarter of Fiscal Year 2022 Outlook:

• Net revenue	$7.9 billion to $8.5 billion

• U.S. GAAP operating income	$276 million to $336 million

• U.S. GAAP diluted earnings per share	$1.24 to $1.64 per diluted share

• Core operating income (Non-GAAP) (1)	$300 million to $360 million

• Core diluted earnings per share (Non-GAAP) (1)	$1.40 to $1.80 per diluted share

Fiscal Year 2022 Updated Outlook:

“I like what we’re doing and where we’re going. Our strong financial outlook is supported by both strong secular tailwinds and momentum in many of the end-markets we serve,” continued Mondello. “As a result, we are raising our financial outlook for the fiscal year. We now expect FY22 to deliver revenue in the range of $32.6 billion and core EPS of approximately $7.25,” added Mondello.

(1)

Core operating income and core diluted earnings per share exclude anticipated adjustments of $9 million for amortization of intangibles (or $0.06 per diluted share) and $15 million for stock-based compensation expense and related charges (or $0.10 per diluted share).

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S.

GAAP operating income less amortization of intangibles, stock-based compensation expense and related charges, restructuring,

severance and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries,

settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges and business interruption and impairment charges, net plus other components of net periodic benefit cost. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring, severance and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, business interruption and impairment charges, net, loss (gain) on securities, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil defines adjusted free cash flow as net cash provided by (used in) operating activities less net capital expenditures (acquisition of property, plant and equipment less proceeds and advances from sale of property, plant and equipment). Jabil reports core operating income, core earnings, core diluted earnings per share and adjusted free cash flow to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and adjusted free cash flow from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share and additional information in the supplemental information.

Forward Looking Statements: This release contains forward-looking statements, including those regarding our anticipated financial results for our second quarter of fiscal year 2022 and our guidance for future financial performance in our third quarter of fiscal year 2022 (including, net revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings per share, core operating income (Non-GAAP), core diluted earnings per share (Non-GAAP) results and the components thereof, including but not limited to amortization of intangibles and stock-based compensation expense and related charges) and our full year 2022 (including net revenue, core operating margin, core earnings per share (Non-GAAP) and free cash flow) . The statements in this release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our second quarter of fiscal year 2022 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; the scope and duration of the COVID-19 outbreak and its impact on our operations, sites, customers and supply chain; managing growth effectively; our dependence on a limited number of customers; competitive challenges affecting our customers; managing rapid declines or increases in customer demand and other related customer challenges that may occur; risks arising from relationships with emerging companies; changes in technology; our ability to introduce new business models or programs requiring implementation of new competencies; competition; transportation issues; our ability to maintain our engineering, technological and manufacturing expertise; retaining key personnel; our ability to purchase components efficiently and reliance on a limited number of suppliers for critical components; risks associated with international sales and operations, including geopolitical uncertainties in Russia and Ukraine; our ability to achieve expected profitability from acquisitions; risk arising from our restructuring activities; issues involving our information systems, including security issues; regulatory risks (including the expense of complying, or failing to comply, with applicable regulations; risk arising from design or manufacturing defects; and intellectual property risk); financial risks (including customers or suppliers who become financially troubled; turmoil in financial markets; tax risks; credit rating risks; risks of exposure to debt; currency fluctuations; energy prices; and asset impairment); changes in financial accounting standards or policies; and risk of natural disaster, climate change or other global events. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2021 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core earnings, core diluted earnings per share and adjusted free cash flows to provide investors an additional method for assessing operating income, earnings, earnings per share and adjusted free cash flow from what it believes are its core manufacturing operations. Among other uses, management uses non-GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. The Company determines the tax effect of the items excluded from core earnings and core diluted earnings per share based upon evaluation of the statutory tax treatment and the applicable tax rate of the jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain jurisdictions where the Company does not expect to realize a tax benefit (due to existing tax incentives or a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets), a reduced or 0% tax rate is applied. Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

Meeting and Replay Information: Jabil will hold a conference call today at 8:30 a.m. ET to discuss its earnings for the second quarter of fiscal year 2022. To access the live audio webcast and view the accompanying slide presentation, visit the Investor Relations section of Jabil’s website, located at https://investors.jabil.com. An archived replay of the webcast will also be available after completion of the call.

About Jabil: Jabil (NYSE: JBL) is a manufacturing solutions provider with over 260,000 employees across 100 locations in 30 countries. The world’s leading brands rely on Jabil’s unmatched breadth and depth of end-market experience, technical and design capabilities, manufacturing know-how, supply chain insights and global product management expertise. Driven by a common purpose, Jabil and its people are committed to making a positive impact on their local community and the environment. Visit www.jabil.com to learn more.

Investor Contact

Adam Berry

Vice President, Investor Relations

(727) 577-9749

Adam_Berry@jabil.com

Media Contact

Michelle Smith

Vice President, Corporate Communications

(727) 577-9749

Michelle_Smith@jabil.com

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	February 28, 2022 (unaudited)	August 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,093	$1,567
Accounts receivable, net	3,229	3,141
Contract assets	1,236	998
Inventories, net	5,395	4,414
Prepaid expenses and other current assets	914	757

Total current assets	11,867	10,877
Property, plant and equipment, net	3,784	4,075
Operating lease right-of-use asset	470	390
Goodwill and intangible assets, net	895	897
Deferred income taxes	167	176
Other assets	247	239

Total assets	$17,430	$16,654

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$501	$—
Accounts payable	6,868	6,841
Accrued expenses	4,231	3,734
Current operating lease liabilities	114	108

Total current liabilities	11,714	10,683
Notes payable and long-term debt, less current installments	2,380	2,878
Other liabilities	302	334
Non-current operating lease liabilities	401	333
Income tax liabilities	176	178
Deferred income taxes	119	111

Total liabilities	15,092	14,517

Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,608	2,533
Retained earnings	3,127	2,688
Accumulated other comprehensive loss	(22)	(25)
Treasury stock, at cost	(3,376)	(3,060)

Total Jabil Inc. stockholders’ equity	2,337	2,136
Noncontrolling interests	1	1

Total equity	2,338	2,137

Total liabilities and equity	$17,430	$16,654

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 28, 2022	February 28, 2021	February 28, 2022	February 28, 2021
Net revenue	$7,553	$6,828	$16,120	$14,661
Cost of revenue	6,944	6,259	14,836	13,457

Gross profit	609	569	1,284	1,204
Operating expenses:
Selling, general and administrative	280	306	588	609
Research and development	8	9	17	17
Amortization of intangibles	8	12	16	23
Restructuring, severance and related charges	—	6	—	5

Operating income	313	236	663	550
Interest and other, net	29	27	62	56

Income before income tax	284	209	601	494
Income tax expense	62	57	138	141

Net income	222	152	463	353
Net income attributable to noncontrolling interests, net of tax	—	—	—	1

Net income attributable to Jabil Inc.	$222	$152	$463	$352

Earnings per share attributable to the stockholders of Jabil Inc.:
Basic	$1.55	$1.01	$3.22	$2.34

Diluted	$1.51	$0.99	$3.15	$2.30

Weighted average shares outstanding:
Basic	143.5	150.3	143.8	150.2

Diluted	146.4	153.0	147.0	153.1

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Six months ended
	February 28, 2022	February 28, 2021
Cash flows provided by operating activities:
Net income	$463	$353
Depreciation, amortization, and other, net	524	493
Change in operating assets and liabilities, exclusive of net assets acquired	(787)	(760)

Net cash provided by operating activities	200	86

Cash flows used in investing activities:
Acquisition of property, plant and equipment	(704)	(661)
Proceeds and advances from sale of property, plant and equipment	430	267
Cash paid for business and intangible asset acquisitions, net of cash	(18)	(49)
Other, net	—	(4)

Net cash used in investing activities	(292)	(447)

Cash flows used in financing activities:
Borrowings under debt agreements	984	379
Payments toward debt agreements	(1,038)	(393)
Payments to acquire treasury stock	(272)	(132)
Dividends paid to stockholders	(25)	(26)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	26	20
Treasury stock minimum tax withholding related to vesting of restricted stock	(44)	(21)
Other, net	(12)	(16)

Net cash used in financing activities	(381)	(189)

Effect of exchange rate changes on cash and cash equivalents	(1)	(6)

Net decrease in cash and cash equivalents	(474)	(556)
Cash and cash equivalents at beginning of period	1,567	1,394

Cash and cash equivalents at end of period	$1,093	$838

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in millions, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 28, 2022	February 28, 2021	February 28, 2022	February 28, 2021
Operating income (U.S. GAAP)	$313	$236	$663	$550

Amortization of intangibles	8	12	16	23
Stock-based compensation expense and related charges	16	23	51	57
Restructuring, severance and related charges	—	6	—	5
Net periodic benefit cost (1)	7	7	14	12
Business interruption and impairment charges, net	—	(1)	—	(1)
Acquisition and integration charges	—	2	—	4

Adjustments to operating income	31	49	81	100

Core operating income (Non-GAAP)	$344	$285	$744	$650

Net income attributable to Jabil Inc. (U.S. GAAP)	$222	$152	$463	$352
Adjustments to operating income	31	49	81	100
Net periodic benefit cost (1)	(7)	(7)	(14)	(12)
Adjustments for taxes	—	—	—	(1)

Core earnings (Non-GAAP)	$246	$194	$530	$439

Diluted earnings per share (U.S. GAAP)	$1.51	$0.99	$3.15	$2.30

Diluted core earnings per share (Non-GAAP)	$1.68	$1.27	$3.60	$2.87

Diluted weighted average shares outstanding (U.S. GAAP & Non-GAAP)	146.4	153.0	147.0	153.1

(1)

In accordance with Accounting Standards Update 2017-07, Compensation - Retirement Benefits (Topic 715) (“ASU 2017-07”), pension service cost is recognized in cost of revenue and all other components of net periodic benefit cost, including return on plan assets, are presented in other expense. We are reclassifying the pension components in other expense to core operating income as we assess operating performance, inclusive of all components of net periodic benefit cost, with the related revenue. There is no impact to core earnings or diluted core earnings per share for this adjustment.

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

ADJUSTED FREE CASH FLOW

(in millions)

(Unaudited)

	Six months ended
	February 28, 2022	February 28, 2021
Net cash provided by operating activities (U.S. GAAP)	$200	$86
Acquisition of property, plant and equipment	(704)	(661)
Proceeds and advances from sale of property, plant and equipment	430	267

Adjusted free cash flow (Non-GAAP)	$(74)	$(308)